Exhibit 8.2

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 (214) 855-4500 FACSIMILE (214) 855-4300 www.jenkens.com

AUSTIN, TEXAS

(512) 499-3800

CHICAGO, ILLINOIS

(312) 425-3900

HOUSTON, TEXAS

(713) 951-3300

LOS ANGELES, CALIFORNIA

(310) 820-8800

PASADENA, CALIFORNIA

(626) 578-7400

SAN ANTONIO, TEXAS

(210) 246-5000

WASHINGTON, D.C.

(202) 326-1500

December 13, 2006

Board of Directors

Far West Bancorporation

201 East Center Street

Provo, Utah 84606

Re:	Federal Income Tax Opinion Issued to Far West Bancorporation in Connection with Merger of Far West Bancorporation with and into AmericanWest Bancorporation Inc.

Ladies and Gentlemen:

We have acted as special counsel to Far West Bancorporation, a Utah corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into AmericanWest Bancorporation, a Washington corporation (“Parent”), with Parent as the surviving corporation, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 18, 2006, by and between the Company and Parent (the “Merger Agreement”). Pursuant to the requirements of Section 7.02(c) of the Merger Agreement, you have asked us to render certain opinions with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

A. Documents Reviewed

In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

1. the Merger Agreement;

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

December 13, 2006

2. the Registration Statement of Parent originally filed on Form S-4 with the Securities and Exchange Commission on December 13, 2006, and as subsequently amended (the “Registration Statement”);

3. the Certificates of the Company and Parent, delivered to us on or about December 13, 2006, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B. Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C. Assumptions

In connection with the opinions rendered below, we have assumed that:

1. all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2. the Merger and the other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3. the Merger will qualify as a statutory merger under the applicable laws of the states of Utah and Washington;

4. the Merger will be reported by the Company and Parent on their respective income tax returns in a manner consistent with the opinion set forth below; and

5. the Certificates are true and accurate in all material respects as of the Effective Time of the Merger.

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

December 13, 2006

D. Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement, the discussion in the Registration Statement under the section “The Merger— Material United States Federal Income Tax Considerations of the Merger” constitutes our opinion as to the material United States federal income tax consequences of the Merger to holders of shares of Company common stock who exchange their shares for either (i) shares of Parent common stock, (ii) cash, or (iii) a combination of cash and Parent common stock in the Merger as described in the Registration Statement.

E. Limitations

1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2. The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either the Company or Parent) could adversely affect the opinions stated herein.

3. No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

December 13, 2006

forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4. Our opinion is a limited scope opinion that addresses only the issues described in Section D of this letter. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to any such federal income tax issue that is not addressed in Section D of this letter.

5. This opinion letter is issued to the Company solely for the benefit of the Company and its shareholders in connection with the Merger and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference Jenkens & Gilchrist, a Professional Corporation, under the caption “The Merger—Material Federal Income Tax Considerations of the Merger” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, JENKENS & GILCHRIST, a Professional Corporation

By:	/s/ Jeffry M. Blair
Jeffry M. Blair, Authorized Signatory